UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20552

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 28, 2010

WSB HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-53003	26-1219088
State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4201 Mitchellville Road, Suite 200, Bowie, Maryland 20716

(Address of principal executive offices)

Registrant’s telephone number, including area code:    (301) 352-3120

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2010 Annual Meeting of Shareholders of WSB Holdings, Inc. was held on April 28, 2010. A total of 4,698,909 shares of the Company’s common stock were present or represented by proxy at the meeting, representing approximately 59.8% of all votes entitled to be cast at the Annual Meeting. The matters presented for a vote and the related results are as follows:

Proposal 1- Election of three nominees to serve as directors for a term of three years.  The result of the vote was as follows:

Nominee	Votes For	Votes Withheld

George Q. Conover	4,484,434	214,475
Eric S. Lodge	4,482,756	216,153
Michael J. Sullivan	4,035,300	663,609

Pursuant to the foregoing votes, the three nominees listed above were elected to serve on the Company’s Board of Directors.

There were no additional Director nominations or other business brought before the Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WSB Holdings, Inc.
(Registrant)

/s/Carol A. Ramey
Carol A. Ramey
CFO

Date: April 29, 2010